                                                                    EXHIBIT 2.6

                             INTERCREDITOR AGREEMENT


        This Intercreditor Agreement is made as of November 29, 2000, by and among YellowBrix, Inc., a Delaware corporation with its principal offices at 66 Canal Center Plaza, Suite 700, Alexandria, Virginia 22314 ("YellowBrix"), the QIP Investors (as defined on Schedule I attached hereto), and those parties listed on Schedule II attached hereto ("New Investors") (QIP Investors and the New Investors are hereinafter collectively referred to as the "Lenders").

        WHEREAS, YellowBrix and the New Investors have entered into a Note and Warrant Purchase Agreement (as amended, modified, supplemented, restated or refinanced from time to time, the "Purchase Agreement") of even date herewith, pursuant to which, among other things, the New Investors are making a loan to YellowBrix in the aggregate principal amount of up to $4,000,000 which amounts are evidenced by a series of Convertible Secured Promissory Notes (the "New Investor Notes");

        WHEREAS, the Purchase Agreement provides for the execution and delivery of a Security Agreement (the "New Investor Security Agreement") pursuant to which the New Investors are granted a security interest in substantially all of the assets of YellowBrix whether now existing or owned or hereafter acquired or arising and wheresoever located (the "New Investors Security Interest"), as more particularly described therein (the Purchase Agreement, New Investor Security Agreement and New Investor Notes are collectively referred to herein as the "New Investor Loan Documents");

        WHEREAS, the QIP Investors previously advanced loans to YellowBrix in the aggregate principal amount of $7,850,000, which loans are evidenced by various secured demand promissory notes (the "QIP Investor Notes") in the principal amounts listed on Schedule III hereto (the QIP Investor Notes and the New Investor Notes are collectively referred to herein as the "Notes"); all accrued and unpaid interest on the QIP Investor Notes as of the date hereof, along with the respective interest rates thereunder, are set forth on such
Schedule III;

        WHEREAS, in order to secure YellowBrix's obligations under the QIP Investor Notes, YellowBrix previously granted the QIP Investors a security interest in substantially all of the assets of YellowBrix (the "QIP Investor Security Interest"), pursuant to the security agreements executed in connection with the issuance of the QIP Investor Notes ("QIP Investor Security Agreements"), as more particularly described therein (the QIP Investor Security Agreements and QIP Investor Notes are collectively referred to herein as the "QIP Investor Loan Documents"); and

        WHEREAS, the Lenders hereby agree that their respective security interests in the Collateral (as described below), other than Collateral constituting Trade Accounts (as defined herein) shall be pari passu and that the New Investors Security Interest in the Trade Accounts shall be senior and prior to the QIP Investor Security Interest therein.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Notwithstanding the date, manner or order of creation, grant, attachment, recordation, registration or other perfection of the QIP Investor Security Interest and the New Investors Security Interest in the collateral described in the New Investor Security Agreement and the QIP Investor Security Agreements (the "Collateral"), and notwithstanding any provision of the Uniform Commercial Code, as amended (the "Uniform Commercial Code"), or any applicable law or decision, or any agreement between or among YellowBrix, the QIP Investors, and the New Investors, or any other circumstance whatsoever, each of the Lenders agrees that (i) the security granted in favor of and held by each of the Lenders (including the QIP Security Interest and the New Investor Security Interest) in the Collateral (other than Collateral constituting Trade Accounts) shall rank pari passu as among them; and (ii) the New Investor Security Interest in Trade Accounts and all proceeds thereof shall be senior to and prior to the QIP Investor Security Interest therein, which such QIP Investor Security Interest shall be subordinate and junior to such New Investor Security Interest. In the event that YellowBrix commits an Event of Default (as defined in the Notes, Purchase Agreement, QIP Investor Notes, QIP Investor Security Agreements or New Investor Security Agreement), the Lenders shall have the right, subject to the terms hereof, to enforce their respective security interests and, subject to the proviso at the end of this paragraph, share in the Realization Proceeds (as defined in Section B(c) hereto) pro rata based upon the respective obligations, indebtedness, liabilities and other amounts owing to each Lender under the New Investor Loan Documents and the QIP Investor Loan Documents, until all such obligations, indebtedness, liabilities and other amounts, together with accrued interest thereon and the costs of each Lender in respect of such realization, have been paid in full and all commitments to lend to YellowBrix have been terminated or otherwise have been satisfied in full; provided, that, notwithstanding the foregoing, all Realization Proceeds collected from or otherwise arising out of Trade Accounts shall be applied and otherwise paid for application solely to the New Investor Obligations until the New Investor Obligations shall have been paid in full in cash and all commitments to lend under the New Investor Loan Documents have terminated. The parties hereto hereby agree that the foregoing proviso shall not limit or be construed to limit the application of Realization Proceeds from Collateral not constituting Trade Accounts to the New Investor Obligations in accordance with this Section 1.

        2. Each of the Lenders shall notify the other prior to exercising any remedies available to them under the New Investor Loan Documents and the QIP Investor Loan Documents.

        3. In the case of the exercise of any power of sale in accordance with the terms hereof, each Lender shall execute such releases or other necessary security documents so as to permit passage of good title, free from security interests or other liens created under the New Investor Loan Documents and the QIP Investor Loan Documents.

        4. If, through the operation of any bankruptcy, reorganization, insolvency or other law or otherwise, the security interests or other liens are enforced with respect to some but not all, of the obligations under the New Investor Loan Documents and/or the QIP Investor Loan Documents, the Lenders will nonetheless apply the proceeds for the benefit of the holders of all the obligations, liabilities and indebtedness under the New Investor Loan Documents and the QIP Investor Loan Documents, in the proportions and subject to the priorities specified above.

        5. Each of the Lenders shall not ask, demand or sue for any right or remedy in respect of the Collateral other than in a manner consistent with this Intercreditor Agreement and will not take any steps directly to defeat or impair the priorities of the other Lenders as set forth herein. Each of the Lenders shall, on the request of another party hereto, provide such information as to the New Investor Loan Documents or QIP Investor Loan Documents which is reasonably required, and shall execute such documents and take such further actions as may be necessary or desirable to fulfill the intent of this Intercreditor Agreement.

        6. In the event that any of the Lenders exercises any rights they may have under the Notes, the New Investor Loan Documents, the QIP Investor Loan Documents or this Intercreditor Agreement in accordance with the terms hereof, then the non-exercising Lenders hereby agree to release their liens on the Collateral to permit sale of the Collateral pursuant to and in accordance with the provisions of the Uniform Commercial Code, and in a manner consistent with the provisions of Section 1 of this Intercreditor Agreement.

        7. This Intercreditor Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns. In connection with any refinancing, extension, renewal or refunding of any of the New Investor Loan Documents or the QIP Investor Loan Documents, the parties thereto shall agree to become Lenders hereunder.

        8.      Restriction on Payments; Covenants of QIP Investors.

                (a) Notwithstanding any provision of the QIP Investor Loan Documents to the contrary, in addition to any other limitations set forth herein or therein and subject to the limitations on payment and provisions contained in Sections 1 and 8(d) hereof, no payment of principal, interest, fees or any other amount due with respect to the QIP Investor Obligations (as defined herein), shall be made, and no QIP Investor shall make demand of exercise any right of set-off or recoupment with respect to any of the QIP Investor Obligations, until a proportionate amount as set forth above of the New Investor Obligations are paid in full in cash, except that any Realization Proceeds (as hereinafter defined) other than Realization Proceeds from the collection of Trade Accounts (as hereinafter defined) may be received and retained by the QIP Investors in accordance with the terms hereof to the extent the QIP Investors shall have complied with the terms hereof. Except to the extent permitted to be made under the terms of this Section 8, if any payment is received by any QIP Investor on account of any QIP Investor Obligations in violation of the terms of this Intercreditor Agreement, such payment promptly shall be paid over to the New Investors, or their designated representative, for application to the payment of the New Investor Obligations then remaining unpaid, until such proportionate amount of the New Investor Obligations are paid in full in cash, or in the case of Realization Proceeds from or arising out of Trade Accounts, until all of the New Investor Obligations have been paid in full in cash. Each QIP Investor agrees that it shall (i) not commingle any such payment with any other of its asset and (ii) hold such payment in trust for the benefit of the New Investors until paid over to the New Investors or their designated representative. Each QIP Investor agrees and acknowledges that neither the failure of such QIP Investor to receive any payments under any of the QIP Investor Loan Documents, nor the prohibition on such QIP Investor from making demand thereunder or taking any action thereunder or in respect thereof except in accordance with the terms of this Intercreditor Agreement, shall constitute or be deemed to create or cause a default or an event of default under the QIP Investor Loan Documents.

                (b) Notwithstanding any provision of the New Investor Loan Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment of principal, interest, fees or any other amount due with respect to the New Investor Obligations (as defined herein) shall be made, and no New Investor shall exercise any right of set-off or recoupment with respect to any of the New Investor Obligations, until a proportionate amount as set forth above of the QIP Investor Obligations are paid in full in cash, except that (i) the New Investors may receive and YellowBrix may make Permitted Payments to the New Investors and the QIP Investors shall have no right to share in any such payments and (ii) any Realization Proceeds (as hereinafter defined) may be received and retained by the New Investors in accordance with the terms hereof to the extent the New Investors shall have complied with the terms hereof; provided, that , nothing contained in this clause (b) or otherwise in this Intercreditor Agreement shall grant to any of the QIP Investors the right to receive any share of any Realization Proceeds from or otherwise arising out of Trade Accounts. Except to the extent permitted to be made under the terms of this Section 8, if any payment is received by any New Investor on account of any New Investor Obligations in violation of the terms of this Intercreditor Agreement, such payment promptly shall be paid over to the QIP Investors, or their designated representative, for application to the payment of the QIP Investor Obligations then remaining unpaid, until such proportionate amount of the QIP Investor Obligations are paid in full in cash. Each New Investor agrees that it shall (i) not commingle any such payment with any other of its asset and
(ii) hold such payment in trust for the benefit of the QIP Investors until paid over to the QIP Investors or their designated representative. For purposes of this Intercreditor Agreement, "Permitted Payments" shall mean THE PAYMENT OF any fees, expenses, costs or other amounts payable or to be paid, in cash, securities or other consideration, in connection with the closing of the TRANSACTIONS CONTEMPLATED BY THE NEW INVESTOR LOAN DOCUMENTS, THE CONVERSION OF THE New Investor Notes into equity securities of the Company OR ANY OF ITS affiliates, the issuance of equity securities following the exercise of the Warrants, the closing of the QIP Investor Loans, or the conversion of the QIP Investor Loans into equity securities of the Company.

                (c) Notwithstanding any provision in the QIP Investor Loan Documents to the contrary and in addition to any other limitations set forth herein or therein, the QIP Investors covenant and agree that, prior to the date on which (i) all of the New Investor Obligations under the New Investor Loan Documents are accelerated in accordance with the terms thereof, (ii) principal and accrued interest are due and payable under the New Investor Notes, and (iii) Realization Proceeds (other than Realization Proceeds from the collection of Trade Accounts) are distributed in accordance with Section 13 of this Intercreditor Agreement, they shall not, without the prior consent of a majority of the New Investors, demand repayment of the QIP Investor Notes or exercise any of the collection or other rights or remedies with respect to the

QIP Investor Obligations set forth in the QIP Investor Loan Documents or that otherwise may be available to them, either at law or in equity.

                (d) Notwithstanding any provision in the QIP Investor Loan Documents to the contrary and in addition to any other limitations set forth herein or therein, the QIP Investors hereby consent in all respects to the transactions described in the New Investor Loan Documents, including, without limitation, this Intercreditor Agreement, and waive any defaults of YellowBrix or any other rights under the QIP Investor Loan Documents arising out of or with respect to such transactions. The QIP Investors further covenant and agree that:

                        (i) For purposes of this Intercreditor Agreement, "Trade Accounts" shall mean any and all of YellowBrix's accounts (as defined in the Uniform Commercial Code in effect from time to time in the applicable jurisdiction), accounts receivable and other receivables, generated in the ordinary course of business of YellowBrix, whether now owned or hereafter acquired or arising, together with all instruments, documents, general intangibles and other interests representing, evidencing or otherwise incidental to any of the foregoing, all rights of any goods, merchandise or inventory which any of the same may represent, and all right, title, remedies, security, guarantees and deposit, credit and other insurance with respect to the foregoing, including, without limitation, any right of stoppage in transit and any other rights or remedies of an unpaid vendor, lienor or secured party. Trade Accounts are hereby subject to a senior security interest of the New Investors, and all Realization Proceeds in respect of Trade Accounts shall be applied solely to the New Investor Obligations until the New Investor Obligations shall have been paid in full in cash and all commitments to lend under the New Investor Loan Documents have terminated, and, until such time, the QIP Investors shall not be permitted to receive any such Realization Proceeds; and

                        (ii) no payment of principal, interest, fees or any other amount due with respect to the QIP Investor Obligations (as defined herein), shall be made from the Realization Proceeds collected from the Trade Accounts, and no QIP Investor shall exercise any right of set-off or recoupment with respect to the Trade Accounts for any of the QIP Investor Obligations, until the New Investor Obligations are paid in full in cash.

Notwithstanding the foregoing restrictions and limitations, YellowBrix shall be permitted to grant a senior security interest in its Trade Accounts, and the New Investors shall agree to subordinate their senior security interest in the Trade Accounts, in connection with any Indebtedness (as defined in the Purchase Agreement) for borrowed money incurred by YellowBrix on terms and conditions that are subject to the approval by and consent of a majority of the New Investors, which approval and consent shall not be unreasonably withheld.

        9.      (a)     The indebtedness, liabilities and other obligations of
YellowBrix, including, without limitation, principal, interest, fees and other amounts, owing to the New Investors under the Purchase Agreement, the New Investor Notes, the New Investor Security Agreement, the other New Investor Loan Documents and all other agreements, documents and instruments executed in connection therewith (including post-petition interest, whether or not allowed), are referred to collectively as the "New Investor Obligations."

                (b) The indebtedness, liabilities or other obligations of YellowBrix, including, without limitation, principal, interest, fees and other amounts, owing to the QIP Investors under the QIP Investor Loan Documents, are referred to collectively as the "QIP Investor Obligations."

                (c) For purposes hereof, a "majority" of QIP Investors is measured by the aggregate principal balance of indebtedness outstanding under the QIP Investor Notes, and a "majority" of New Investors is measured by the aggregate principal balance of indebtedness outstanding under the New Investor Notes.

        10. Neither any QIP Investor nor any New Investor shall agree, without the prior written consent of a majority of the New Investors and a majority of the QIP Investors, to any amendment or modification of, or supplement to, any term or provision of any of the New Investor Loan Documents or the QIP Investor Loan Documents.

        11. This Intercreditor Agreement shall continue to govern the relative rights and priorities of the holders of the New Investor Obligations and the QIP Investor Obligations even if all or part of the liens securing such New Investor Obligations and/or QIP Investor Obligations are subordinated, set aside, avoided or disallowed in connection with any judicial proceeding (or if all or part of thereof is subordinated, set aside, avoided or disallowed in connection with any such judicial proceeding as a result of the fraudulent conveyance or fraudulent transfer provisions under the Bankruptcy Code or under state fraudulent conveyance or fraudulent transfer statutes) and this Intercreditor Agreement shall be reinstated if at any time any payment of any of the New Investor Obligations and/or QIP Investor Obligations is rescinded or must otherwise be returned by any holder thereof or any representative of such holder.

        12.     Representations and Warranties.


                (a) Each QIP Investor hereby represents and warrants to the New Investors as follows:

                        (1) Existence and Power. Such QIP Investor is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted.

                        (2) Authority. Such QIP Investor has full power and authority to enter into, execute, deliver and carry out the terms of this Intercreditor Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of such QIP Investor.

                        (3) Binding Agreements. This Intercreditor Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such QIP Investor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

                (b) Each New Investor hereby represents and warrants to the QIP Investors as follows:

                        (1) Existence and Power. Such New Investor is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted.

                        (2) Authority. Such New Investor has full power and authority to enter into, execute, deliver and carry out the terms of this Intercreditor Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of such New Investor.

                        (3) Binding Agreements. This Intercreditor Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such New Investor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

        13.     (a)     Except as provided in Sections 1 and 8(d) hereof with
respect to Realization Proceeds collected from Trade Accounts, which shall be applied to the New Investor Obligations only, all other Realization Proceeds received by any of the Lenders shall be divided pari passu (based upon all obligations, liabilities or indebtedness due or otherwise owing under the New Investor Loan Documents and QIP Investor Loan Documents respectively) or otherwise dealt with in such a way as to give effect to the provisions of this Intercreditor Agreement. Each of the Lenders shall hold in trust any Realization Proceeds received by it for the benefit of the other parties entitled to such Realization Proceeds under the terms of this Intercreditor Agreement, and shall forthwith remit the amount of such Realization Proceeds accruing to the other parties to such parties.

                (b) If, pursuant to applicable law or pursuant to this Intercreditor Agreement, any of the Lenders is obligated to repay any Realization Proceeds received on account of its security from the Collateral, to Borrower, then all other Lenders shall repay their respective shares of any such Realization Proceeds to such Lender in accordance with their share owing pursuant to this Intercreditor Agreement.

                (c) The term "Realization Proceeds" shall mean any proceeds (whether cash, non-cash or otherwise) realized by any of the Lenders upon the enforcement (whether judicial or otherwise) of, or the realization of any judgement, demand, acceleration or similar action under, or collection in respect of the New Investor Loan Documents, the QIP Investor Loan Documents or applicable law or the realization on or collection in respect of any Collateral, including any Collateral foreclosed upon by a Lender and including any insurance or expropriation proceeds or damages or payments in lieu of damages in respect of any Collateral if received during or as a result of the enforcement of the New Investor Loan Documents or QIP Investor Loan Documents.

        14. The priorities described in this Intercreditor Agreement shall apply in respect of (a) all principal, accrued and unpaid interest on any obligations, and any fees or any other amounts owing to a Lender (other than in respect of Permitted Payments); (b) all reasonable costs of administration and collection, including, without limitation, legal fees and disbursements; and (c) any other reasonable costs incurred in exercising rights under the New Investor Loan Documents or the QIP Investor Loan Documents.

        15. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand, by confirmed facsimile transmission or by registered or by certified mail, postage prepaid, and addressed to the other party at his or its respective address first shown above or to such other address as it shall have provided in accordance with the provisions of this Section 15.

        16. This Intercreditor Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Intercreditor Agreement. This Intercreditor Agreement may not be changed or terminated orally. No change, modification, amendment, discharge or termination of any term or condition of this Intercreditor Agreement shall be effective unless executed in writing by both parties. No waiver of any of the provisions of this Intercreditor Agreement shall be effective unless in writing and signed by the party charged with such waiver, and any such waiver shall be strictly limited to the terms of such writing.

        17. If any provision of this Intercreditor Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever, then all other provisions of this Intercreditor Agreement shall remain in full force and effect in the same manner as if the invalid, unenforceable or illegal provision had not been contained herein, and such invalid, unenforceable or illegal provision shall be reformed so that it would be valid, enforceable and legal to the maximum extent permitted in such case.

        18. This Intercreditor Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

        19. Proceeds of the Collateral include casualty insurance proceeds, and therefore the provisions of this Intercreditor Agreement shall govern the ultimate disposition of property and casualty insurance proceeds. All proceeds of such insurance shall inure to the Lenders, whether or not named in any applicable loss payable endorsement, and all Lenders shall cooperate (if necessary) in a reasonable manner in effectuating the payment of property and casualty insurance proceeds to the Lenders in accordance with the terms of this Intercreditor Agreement; provided, that, if any Lender has a senior lien on the Collateral which is the subject of the loss, all proceeds of insurance in respect of such Collateral shall be paid to such Lender.

        20. The provisions of this Intercreditor Agreement shall remain in full force and effect irrespective of :

                (a) any lack of validity or enforceability or non-perfection of any of the New Investor Loan Documents or the QIP Investor Loan Documents;

                (b) any change in the time, manner or place of, or in any other terms of, all or any of the obligations under the New Investor Loan Documents or the QIP Investor Loan Documents or any other amendment or waiver of or any consent to any departure therefrom, including without limitation, any increase in the obligations due under the New Investor Loan Documents or the QIP Investor Loan Documents resulting form the extension of additional credit to the Borrower or otherwise;

                (c) any taking, exchange, release or non-perfection of any Collateral under the New Investor Security Agreement or the QIP Investor Security Agreement, or any taking, release, or amendment or waiver of or consent to departure from the New Investor Security Agreement or the QIP Investor Security Agreement or, including without limitation, any guarantee for all or any of the obligations under the New Investor Loan Documents or the QIP Investor Loan Documents;

                (d) any manner of application of Collateral, or proceeds thereof, to all or any of the obligations under the New Investor Loan Documents or the QIP Investor Loan Documents, or any manner of sale or other disposition of any Collateral or any other property or assets of the Borrower; or

                (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the agreements hereunder.

                21. Each Lender agrees that it will not contest the validity, perfection, priority or enforceability of the liens of any other Lender in the Collateral.

                22. Each Lender (the "Perfection Agent") in possession of Collateral is appointed and agrees that it shall act as bailee and agent for itself and for the other Lenders for purposes of holding (and perfecting any security interests or other lien in) any Collateral in which any Lender has any interest and which is in possession of the Perfection Agent.

                23. The QIP Investors appoint the person listed on Schedule IV as a representative (the "QIP Representative") to control all decisions with regard to the QIP Investors under this Intercreditor Agreement. Each QIP Investor agrees to be bound by the decisions of the QIP Representative regarding the Intercreditor Agreement.

                24. Nothing in this Intercreditor Agreement, express or implied, shall give to the Borrower, any of its affiliates or any other person or entity other than a party hereto and their successors and permitted assigns, any benefit or any legal or equitable right or remedy under this Intercreditor Agreement.

         IN WITNESS HEREOF, the parties have signed and sealed this Intercreditor Agreement.

                      YELLOWBRIX, INC.


                      By:  /s/ David C. Hoppmann
                         --------------------------------------------------
                      Name: David C. Hoppmann
                           ------------------------------------------------


                      QUANTUM INDUSTRIAL PARTNERS, LDC


                      By:
                         --------------------------------------------------
                      Name:
                           ------------------------------------------------


                      GEOSOR CORPORATION


                      By:
                         --------------------------------------------------
                      Name:
                           ------------------------------------------------

                        /s/ Gary Gladstein
                      -----------------------------------------------------
                      Gary Gladstein

                        /s/ Stewart Paperin
                      -----------------------------------------------------
                      Stewart Paperin

                        /s/ Douglas Reid
                      -----------------------------------------------------
                      Douglas Reid



                      ABN AMRO Capital (USA), Inc.


                      By:
                         --------------------------------------------------
                      Title:
                            -----------------------------------------------
                      Signature:
                                -------------------------------------------

                                                                     Schedule I

                                  QIP Investors


Quantum Industrial Partners, LDC
c/o Soros Fund Management, LLC
888 7th Avenue, 33rd Floor
New York, NY  10106

Geosor Corporation
c/o Soros Fund Management, LLC
888 7th Avenue, 33rd Floor
New York, NY  10106

Gary Gladstein
c/o Soros Fund Management, LLC
888 7th Avenue, 33rd Floor
New York, NY  10106

Stewart Paperin
c/o Soros Fund Management, LLC
888 7th Avenue, 33rd Floor
New York, NY  10106

Douglas Reid
c/o Soros Fund Management, LLC
888 7th Avenue, 33rd Floor
New York, NY  10106

                                                                    Schedule II

                                  New Investors


ABN AMRO Capital (USA), Inc.
208 S. LaSalle Street, Suite 1000
Chicago, Illinois  60604
Attn:  Keith Walz

Schedule III

                   QIP Investor Notes and Security Agreements


Date of Note
------------
and Security Agreement                      Principal Amount
----------------------                      ----------------
October 28, 1998                            $        600,000
November 24, 1998                                    600,000
January 8, 1999                                      600,000
February 26, 1999                                    400,000
March 26, 1999                                       400,000
April 29, 1999                                       350,000
July 14, 1999                                        200,000
August 24, 1999                                      125,000
August 31, 1999                                       55,753
August 31, 1999                                    3,000,000
September 24, 1999                                   169,247
October 15, 1999                                     150,000
October 28, 1999                                     200,000
December 12, 1999                                  1,000,000
                                            ----------------

Total loan principal balance                $      7,850,000
                                            ================

Accrued interest on the foregoing notes as of November 28, 2000 was $951,828.



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



                                                                    Schedule IV

                     QIP Investor Designated Representative


Gary Gladstein
c/o Soros Fund Management, LLC
888 7th Avenue, 33rd Floor
New York, NY  10106




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